                                                                    Exhibit 3.53

                          CERTIFICATE OF INCORPORATION


                                    No. 61453


                              I hereby certify that


                          WHIRLY BIRD SERVICES LIMITED


is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is Limited.

Given under my hand at Edinburgh the 6 January 1977

                                                          Registrar of Companies

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                        THE COMPANIES ACTS, 1948 to 1957

                                 --------------

                           COMPANY LIMITED, BY SHARES

                                 --------------

                                   Memorandum

                                       AND

                             Articles of Association

                                       OF

                          WHIRLY BIRD SERVICES LIMITED

                        THE COMPANIES ACTS, 1948 to 1967

                                 ---------------

                            COMPANY LIMITED BY SHARES

                                 ---------------

                            MEMORANDUM of ASSOCIATION

                                       of

                          WHIRLY BIRD SERVICES LIMITED

1.   The name of the Company is "WHIRLY BIRD SERVICES LIMITED".

2.   The Registered Office of the Company will be situated in Scotland.

3.   The objects for which the Company is established are:-

(1) (a) To provide advisory, consultative, administrative, contracting and other services of any kind to the aviation industry and to any other industry and to any person engage therein; to carry on business as proprietors, operators and managers of airfields and of any other installations in any way concerned with aircraft, helicopters, hovercraft, flying machines or vehicles of any kind; and to provide maintenance, cleaning, laundry, refreshment, restaurant and entertainment facilities and services in connection with said foregoing objects.

     (b) To be agents on commission or otherwise for the purchase and sale of any goods and commodities in which the Company may deal as aforesaid.

     (c) To take or give on hire all kinds of machinery and plant, vehicles and other subjects in which the Company may deal as aforesaid and also any means of conveyance.

(2) To acquire and hold shares, stock, debentures, debenture stocks, scrip, bonds, notes, securities and obligations issued or guaranteed by any company constituted or carrying on any business in any part of the world and funds, loans, securities or obligations of or issued or guaranteed by any company constituted or carrying on any business in any part of the world and funds, loans, securities or obligations of or issued or guaranteed by any government, state or dominion, public body or authority, supreme, municipal, local, or otherwise whether at home or abroad; to acquire any such shares, stocks debentures, debenture stocks, scrip, bonds, notes, securities, obligations, funds or loans by original subscriptions, tender, purchase, participation in syndicates, exchange or otherwise and whether or not fully paid up; to subscribe for the same either conditionally or otherwise;

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     to guarantee the subscription thereof; to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to vary and transpose from time to time as may be considered expedient any of the Company's investments for the time being.

(3) To carry on any other similar businesses which may be conveniently carried on in connection with any of the Company's objects or may be calculated directly or indirectly to enhance the value of or render profitable any of the Company's properties, assets, rights or interests.

(4) To acquire by purchase or otherwise, and undertake for cash or shares or otherwise, and carry on all or any part of the business or property of any company, firm or person carrying on any business which this Company is authorised to carry on, or possessed of property suitable for the purposes of this Company, and, as part of the consideration for such acquisition, to undertake all or any of the liabilities of such company, firm or person.

(5) To purchase, _______, lease, exchange or otherwise acquire any heritable property, rights or privileges for the purposes of the business of the Company, and to construct, maintain, extend and alter any buildings, roads, railways, bridges and other works and plant of every kind or description necessary or convenient for said business.

(6) To acquire by purchase, license or otherwise to apply for an obtain, and exercise and use or to grant licenses to others to exercise and use in any part of the world, patents, patent rights, copyrights, registered designs, unregistered designs, trade marks protection, or the like of any kind or description, likely to benefit the Company in its business, and to disclaim, alter or modify the same. (7) To acquire an interest in, amalgamate with, or enter into any partnership or arrangement for sharing profits, union of interest, co-operation, joint adventure, limiting competition, or mutual assistance with any company, firm or person whose objects are within the objects of the Company, and to give or accept by way of consideration for any of the acts or things aforesaid, or for any property acquired, any shares, debentures or securities that may be agreed upon.

(8) To pay for any property or rights acquired by the Company in cash, by instalments, or in shares of the Company, with or without special rights as to dividend or repayment of capital, or by means of any security which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as may be agreed upon.

(9) To borrow or raise and secure the payment of money in any way, and in particular by standard security, or by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company's property, including its uncalled capital and to purchase, redeem or pay off any such securities.

(10) To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments.

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(11) To invest and deal with the monies of the Company not immediately required, upon such securities and in such manner as may from time to time be determined.

(12) To lend money and to make advances with or without security to any company, firm or person, and in particular to lend and advance money to companies, firms or persons owning or engaging in any business similar to that of the Company or to customers and others having dealings with the Company, and to secure the payment of any sums of money by any company, firm or person in such manner as the Company may think fit and by way of such security to execute guarantees and to assign dispone, convey or charge the whole or any part of the Company's property or undertaking, present or future, including uncalled capital.

(13) To support and subscribe to any charitable or public object or any institution, society or club which may be for the benefit of the Company or its employees or may be connected with any town or place where the Company carries on business; and to give pensions, gratuities or charitable aid to any person or persons (including directors) who may have served the Company or the wives, children or other relatives of such persons; and to form and contribute to provident and benefit funds for the benefit of any such persons or their aforesaids.

(14) To promote or concur in establishing or promoting any other company for the purpose of acquiring all or any part of the business or property or rights of this Company, and undertaking all or any of its liabilities, or of undertaking any business or operations which may appear likely to benefit this Company, or to enhance the value of the business or any property of this Company, and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares or securities of any such Company.

(15) To sell or otherwise dispose of the business, property, rights and assets of the Company, or any branch or part thereof, for such consideration, payable in cash or in the shares, stock debentures or securities of any other company, as may be deemed proper; and to distribute the price howsoever paid or satisfied among the members in or towards satisfaction of their interests in the assets of the Company.

(16) To distribute any of the property of the Company among the members in specie but so that no distribution amounting to a reduction of capital shall be made without such sanction as may be required by law.

(17) To do all or any of the above things in any part of the world, as principals, agents, contractors, trustees, or otherwise, and by or through trustees or otherwise, and either alone or in conjunction with others, and to do all such other things as are incidental or conducive to the attainment of the objects of the Company or any of them.

Declaring that the word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere; and that the objects specified in each paragraph of this Clause shall be deemed separate objects and

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shall (except where otherwise expressed in such paragraph) be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

4.   The liability of the members is limited.

5. The Share Capital of the Company is (pound)10,000 divided into 10,000 Shares of (pound)1 each.

WE, the several persons whose names, addresses, and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the Capital or the Company set opposite our respective names.

-----------------------------------------------------------------
Names, Addresses and Descriptions                Number of Shares
         of Subscribers.                           taken by each
                                                    Subscriber.
-----------------------------------------------------------------




-----------------------------------------------------------------


Dated this 11th day of December 1976

     Witness to the above Signatures:

Aberdeen, 9 March 1989          THE COMPANIES ACTS 1985

                               ---------------------------

This and the succeeding
14 pages are the
Articles of                 PRIVATE COMPANY LIMITED BY SHARES
Association referred
to in the Special              ---------------------------
Resolution of Whirly
Bird Services Limited             ARTICLES OF ASSOCIATION
passed of even date
herewith OF

                          WHIRLY BIRD SERVICES LIMITED
              (As adopted pursuant to Special Resolution passed on
                                  9 March 1989)

                           ---------------------------

Secretaries
-----------


                                   PRELIMINARY

1. (a) The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (such Table being hereinafter called "Table A") shall apply to the Company save insofar as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Regulations of the Company.

     (b)  Clauses 23, 24, 41, 46, 47, 64, 73 to 82 inclusive, 90, 94 to 97 inclusive, 99 and 100 of Table A shall not apply to the Company.

     (c) In these Articles the expression "the Act" means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or reenactment of that provision for the time being in force.

                                 PRIVATE COMPANY

2. The company is a private Company and accordingly no invitation shall be made to the public to subscribe for any Shares or Debentures of the Company.

                                  SHARE CAPITAL

3.   The Share Capital of the Company at the date of the adoption of this
     Article is (pound)160,001 divided into:-

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     a)   60,000 Ordinary shares of (pound)1 each ("the Ordinary Shares");

     b) 110,000 12% Redeemable Cumulative Preference Shares of (pound)1 each ("the 12% Preference shares"); and

     c) 1 Convertible Cumulative Participating Redeemable Preferred Ordinary Share of (pound)1 ("the Convertible Cumulative Participating Redeemable Preferred Ordinary Share") representing the entire authorized and issued capital of this class of share.

4. The special rights and restrictions attached to and imposed on respectively in the Ordinary Shares, the Convertible Cumulative Participating Redeemable Preferred Ordinary Share and the 12% Preference Shares are as follows:-

     (A) Income: the Convertible Cumulative Participating Redeemable Preferred Ordinary Share ("the CCPRP Ordinary Share")

          (i) In priority to all other dividends, whether or not dividends on the CCPRP Ordinary Share are in arrears, an entitlement to a cumulative each dividend (exclusive of the imputed tax credit available to shareholders) as follows:-

                 (a) In respect of each of the four consecutive Accounting Periods commencing on 1 February 1989 and ending on 31 January 1992 an annual cash dividend equal to 1/2% (one-half per centum) (exclusive of the imputed tax credit available to shareholders) of the Company's cumulative Adjusted Turnover from 1 February 1989 to the end of the relevant Accounting Period;

                 (b) In respect of the Accounting Period ending 31 January 1994 a cash dividend equal to 5/8% (five-eighths per centum) (exclusive of the imputed tax credit available to shareholders) of the Company's cumulative Adjusted Turnover for the five Accounting Periods commending 1 February 1989 and ending 31 January 1994;

                 (c) For the purposes of this Article 4 (A), Adjusted Turnover shall mean the Company's turnover exclusive of
                        (i) VAT and (ii) the turnover of the Company's Mactrim Division as certified by the Company's Auditors;

                 (d) Adjusted Turnover shall be calculated with effect from the date of the Accounting Period commencing 1 February 1989;

                 (e) Dividends for the purposes of this Article 4 (A) shall be deemed to accrue daily and shall be payable as follows:-

                        (i) on 30 September annually based on the Company's Management Accounts for the first six months of the then current Accounting Period and the Company's audited

                              Accounts after adjustment for (e) above for relevant expired Accounting Periods;

                        (ii) on 31 March annually based on the Company's Audited Accounts after adjustment for (c) above for the Accounting Period ending 31 January of that year and the Company's Audited Accounts after adjustment for (e) above for relevant expired Accounting Periods further adjusted for such dividend as may have been paid in (e) (i) hereof;

                        (iii) on such other date as the CCPRP Ordinary Share may
                              be converted pursuant to the conversion rights hereinafter mentioned and calculated in accordance with (e) (i) and (ii) above subject to the Company satisfying the holder of the CCPRP Ordinary Share, by independent means acceptable to the holder of the CCPRP Ordinary Share, as to the accuracy of the relevant Adjusted Turnover figure for the period;

                 (f) dividends received shall be applied by the holder of the CCPRP Ordinary Share firstly in settlement of arrears of dividend on the CCPRP Ordinary Share as the case may be until such arrears are exhausted.

          (ii) In priority over all other classes of share in issue in respect of dividends and capital in the event of the company's winding up or liquidation;

          (iii) Any distribution or dividend, other than to the holder of the CCPRP Ordinary Share, or bonus issue in respect of the Company's share capital shall require the prior written approval of the holder of the CCPRP Ordinary Share;

          (iv) The Company shall be prohibited from paying deemed distributions;

          (v) The number of Directors of the Company shall be limited to a maximum of four at any one time;

          (vi) The holder of the CCPRP Ordinary Share shall have the right of veto on the issue by the Company of any further shares of the same class or the creation of any further classes of share other than the 110,000 12% Redeemable Cumulative Preference Shares of (pound)1 each hereinafter mentioned;

          (vii) In the event that whether by reason of any principle of law or otherwise, the Company is unable to pay in full at the due date in terms of this Article 4 (A) any dividend on the CCPRP Ordinary Share, then the following provisions shall apply:-

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                 (a)    on the due date the Company shall pay to the holder of
                        the CCPRP Ordinary Share on account of the relevant dividend the maximum sum (if any) which can then consistently with any such principle of law, be properly paid by the Company;

                 (b)    on every succeeding dividend date in terms of this
                        article 4 (A), the Company shall pay to the holder of the CCPRP Ordinary Share on account of the balance of the relevant dividends for the time being remaining outstanding, and until the relevant dividend shall have been paid in full, the maximum sum (if any) which on each such succeeding dividend date respectively can, consistently with any such principle of law, be properly applied by the Company;

          (viii) For the purposes of this Article 4 (A) the due date shall mean the date 28 days following the end of the relevant Accounting Period;

     (B)  Income: the 12% Preference Shares ("the Preference Shares")

          (i) The Preference shares shall confer upon the holders thereof as a class the right in priority to any payment by way of dividend to the holders of the Ordinary Shares in the Capital of the Company to receive fixed cumulative preferential dividends ("Preference Dividends") as follows:-

                 In respect of each year commencing on 1st April 1989 (exclusive of the imputed tax credit available to shareholders) 12% per share.

          (ii) Save in respect of the Preference Dividend payable in respect of the Period from the date of subscription for the Preference Shares to 31 March 1989 which shall accrue on a daily basis, the Preference Dividend shall be paid by two equal installments on 30 September and 31 March of each year.

          (iii) In the event that whether be reason of any principle of law or otherwise the Company is unable to pay in full on 30 September or 31 March in any year or on any other due date (each of which dates is in this paragraph (iii) referred to an "Dividend Date"), any dividend to any of the holders of the Preference Shares which would otherwise require to be paid pursuant to
                 Article 4 (B) on that Dividend Date to any of the holders of the Preference Shares (in this paragraph (iii) any such dividend being hereinafter called "Relevant Preferred Dividend") then the following provisions shall apply:

                 (a) on the due Dividend Date the Company shall pay to such holders on account of the Relevant Preferred Dividend the maximum sum (if any ) which can then consistently with any such principle of law, be properly paid by the Company;

                 (b) on every succeeding Dividend Date the Company shall pay to such holders on account of the balance of the Relevant Preferred Dividend for the time being remaining outstanding, and until the

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                        Relevant Preferred Dividend shall have been paid in
                        full, the maximum sum (if any) which on each such succeeding Dividend Date respectively can, consistently with any such principle of law, be properly paid by the Company;

     (C)  Income: Ordinary Shares

          (i) No dividend shall be declared or paid on the Ordinary Shares in respect of any financial year of the Company unless and until the dividend on the CCPRP Ordinary Share and the Preference Dividends on the Preference Shares shall have been actually paid in full in respect of that financial year and in respect of all previous financial years of the Company and Regulations 102 and 103 or Table A shall have effect subject to the foregoing provisions of this paragraph (i).

     (D)  Capital: General

          Save as provided for in Article 4 (F), in the event of a winding up of the Company of other return of Capital the assets of the Company remaining after payment of its debts and liabilities and of the costs, charges and expenses of such winding up, shall be applied in the following manner and order of priority;

          (i) First, in paying to the holder of the CCPRP Ordinary Share all unpaid arrears of dividend;

          (ii) Secondly, in paying to the holders of the Preference Shares all unpaid arrears of Preference Dividend;

          (iii) Thirdly, in paying to the holder of the CCPRP Ordinary Share the amount paid up or credited as paid up on such Share together with the amount of any premium paid or credited as paid on the issue or subscription of such Share;

          (iv) Fourthly, in paying to the holders of the Preference Shares the amounts paid up or credited as paid up on such Shares together with the amounts of any premiums paid or credited as paid on the issue or subscription of such Shares together with the due proportion calculated on a time apportioned basis of the premium payable at redemption in terms of Article 4 (E) (ii) hereof;

          (v) Fifthly, in distributing the balance amongst the holders of the Ordinary Shares, the amounts paid up or credited as paid up on such Shares together with the amounts of any premiums paid or credited as paid on the issue or subscription of such Shares.

          The arrears and accruals referred to in paragraphs (i) and (ii) of this Article 4 (D) shall be calculated down to and including the repayment dates provided for in paragraphs (i) and (ii) of Article 4
          (E).

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     (E)  Redemption:

          (i) Without prejudice to Article 4 (E) (iii) the Company shall subject to the provisions of the Companies Act 1985 redeem the CCPRP Ordinary Share at par on 31 March 1994;

          (ii) The Company shall subject to the provisions of the Companies Act 1985 redeem all of the Preference Shares at (pound)1.25 for each of such Preference Shares on 31 March 1994;

          (iii) The Company shall upon the redemption of the CCPRP Ordinary Share pay to the holder of the CCPRP Ordinary Share so redeemed any arrears or accruals of dividend;

          (iv) The Company shall upon the redemption of any of the Preference Shares pay to the holders of the Preference Shares so redeemed any arrears or accruals of Preference Dividend;

          (v) Any redemption of the CCPRP Ordinary Share or the Preference Shares may be affected out of the accumulated profits of the Company out of the proceeds of a fresh issue of Shares made for the purpose of such redemption or in any other manner resolved by the Directors and for the time being permitted by law.

     (F)  Conversion:

          The holder of the CCPRP Ordinary Share shall be entitled at any time to convert the CCPRP Ordinary Share into One Preferred Ordinary Share of (pound)1 fully paid representing 100% of the entire authorized and issued capital of this class of share and the following provisions shall have affect:-

          (a) The conversion shall be effected by notice in writing signed by the holder of the CCPRP Ordinary Share given to the Company;

          (b) The conversion shall take effect immediately upon the giving of such notice to the Company;

          (c) Forthwith thereafter, the holder of the One Preferred Ordinary Share of (pound)1 resulting from the conversion aforesaid shall send to the Company the Certificate in respect of its former holding of the Convertible Cumulative Participating Redeemable Preferred Ordinary Share and the Company shall issue to such holder a Certificate for the One Preferred Ordinary Share of (pound)1 resulting from the conversion;

          (d) The One Preferred Ordinary Share resulting from the conversion shall carry voting rights representing eight and one-half per centum (8.5%) of the Company's voting capital;

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          (e)    The said One Preferred Ordinary Share shall, after repayment of the 12% Preference Shares and any prior ranking shares, carry an entitlement to the return of capital at par pro rata with all other classes of shares, together with a premium equal to eight and one-half per centum (8.5%) of the Company's residual assets available for distribution in the event of liquidation or reduction in capital;

          (f) The said One Preferred Ordinary Share shall carry an entitlement to dividends amounting to eight and one-half per centum (8.5%) of all distributions other than those on the 12% Preference Shares which shall take precedence to any distribution to the holder of the said Preferred Ordinary Share;

          (g) No distribution or dividend or bonus issue shall be made or paid by the Company in respect of the Ordinary Shares without the prior written Approval of the holder of said Preferred Ordinary Share;

          (h) By Resolution of the holder of the said Preferred Ordinary Share affected by notice in writing to the Company the holder of the said Preferred Ordinary Share shall be entitled to appoint and maintain one person as a Director of the Company or to remove such Director, such removal to be affected by notice in writing to the Company signed for and on behalf of the holder of the said Preferred Ordinary Shares;

          (i) The holder of said Preferred Ordinary Share shall have the right to limit the number of Directors of the Company to a maximum of four at any one time;

          (j) Save with the prior written consent of the holder of said Preferred Ordinary Share, fees, salaries, pension contributions and management charges payable in respect of Directors' services whether in cash or otherwise shall not exceed in any one Accounting Period an aggregate amount which prior to such Accounting Period has been agreed between the holder of said Preferred Ordinary Share and the Company.

          (k) The holder of said Preferred Ordinary Share shall have the right of veto on the issue by the Company of any further classes of shares with effect from the date of conversion.

                               VARIATION OF RIGHTS

5. Without prejudice to Article 4 hereof, whenever the Capital of the Company is divided into different classes of Shares the special rights attached to any class may not be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up with out the consent in writing of the holders of three-fourths of the issued Shares of that class, or without the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of that class, but not otherwise. To every such meeting all the provisions of theses Articles relating to General Meetings of the Company or to the Proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one third in nominal amount of the issued Shares of the class unless all the shares of any class are registered in the name of the single corporate shareholder in which case the quorum shall be one person being the duly authorised representative of such shareholder (but so that if at any adjourned meeting of such holders a quorum as above defined is not present those members who are present shall be a quorum) and that the holders of Shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

                               ALLOTMENT OF SHARES

6. Subject to the provisions of the Companies Act 1985 relating to authority, pre-emption rights and otherwise and of any Resolution of the Company in General Meeting passed pursuant thereto, all unissued Shares for the time being in the Capital of the Company shall be at the disposal of the Directors and they may (subject as aforesaid) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they think fit.

                                      CALLS

7. The Liability of any Member in default in respect of a call shall be increased by the addition at the end of the first sentence of Clause 28 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

                               TRANSFER OF SHARES

8.   (a) The Board shall register the transfer of any shares:-

          (i)    to a member or the family or a Member or deceased Member;

          (ii) to any person or persons acting in the capacity of trustee or trustees of a trust created by a Member (by deed or by will), or, upon any change of trustees of a trust so created, to the new trustee or trustees (so that any such transfer as aforesaid shall be registered pursuant to this paragraph only if such shares are to be held upon the terms of the trust) provided that there are no persons beneficially interested under the trust other than the Member or members of his family and the voting rights conferred by any such shares are not exerciseable by or subject to the consent of any person other than the trustee or trustees of the trust or the Member or members of his family and also the Board are satisfied that the trust is and is intended to remain a trust the sole purpose of which is to benefit the Member or members of his family;

          (iii)  by the trustee or trustees of a trust to which sub-paragraph
                 (ii) above applies to any person beneficially interested under the trust being the Member or a member of his family;

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          (iv)   to the executors or legal personal representatives of a
                 deceased Member where under the provisions of his will or the laws as to intestacy the persons beneficially entitled to any such Shares, whether immediately or contingently, are members of the family (as hereinafter defined) of the deceased Member and by the legal personal representatives of a deceased Member to a member or members of the family of the deceased Member;

          (v) in the case of a corporation which is a member o the Company to any holding or subsidiary company as defined by Section 736 of the Act of any such corporation or to any fellow subsidiary company of such corporation.

     (b) For the purpose of paragraph (a) of this Article but not any other paragraphs

          (i) the word "Member" shall not include a person who holds shares only in the capacity of trustee, executer, legal personal representative or trustee in bankruptcy but shall include a former Member in any case where the person concerned ceased to be a Member as the result of the creation of the relevant trust; and

          (ii) the words "a member of the family of a Member" shall mean the husband, wife, widow, widower, child and remoter issue (including a child by adoption), parent (including adoptive parent), brother and sister (whether of the full or half blood and including a brother or sister related by adoption), and child and remoter issue of any such brother or sister (including a child by adoption), of the Member.

     (c) Save where a transfer is made pursuant to paragraph (a) above any person (hereinafter called "the proposing transferor") proposing to transfer any shares shall give notice in writing (hereinafter called "the transfer notice") to the Company that he desires to transfer the same and specifying the price per share which in his opinion constitutes the fair value thereof. The transfer notice shall constitute the Company the agent of the proposing transferor for the sale of all (but not some of) the shares comprised in the transfer notice to any Member or Members willing to purchase the same (hereinafter called "the purchasing Member") at the price specified therein or in the case of transfers pursuant to paragraphs (i), (j) and (k) of this Article at the fair value certified in accordance with paragraph (e) below. A transfer notice once given shall not be revocable except with the consent of the Board.

     (d) The shares comprised in any transfer notice shall be offered to the Members (other than the proposing transferor) as nearly as may be in proportion to the number of shares held by them respectively. Such offer shall be made by notice in writing (hereinafter called "the offer notice") within seven days after the receipt by the Company of the transfer notice. The offer notice shall state the price per share specified in the transfer notice an shall limit the time in which the offer may be accepted, not being less then twenty-one days nor more than forty-two days

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          after the date of the offer notice. For the purposes of this Article an offer shall be deemed to be accepted on the day on which the acceptance is received by the Company. The offer notice shall further invite each Member to state in his reply the number of additional shares (if any) in excess of his proportion which he desires to purchase and if all the Members do not accept the offer in respect of their respective proportions in full the shares not so accepted shall be used to satisfy the claims for additional shares as nearly as may be in proportion to the number of shares already held by them respectively, provided that no Member shall be obliged to take mere shares than he shall have applied for. If any shares shall not be capable without fractions of being offered to the Members in proportion to their existing holdings, the same shall be offered to the Members, or some of them, in such proportions or in such manner as may be determined by lots drawn in regard thereto, and the lots shall be drawn in such manner as the Board may think fit.

     (e) In the case of transfers pursuant to paragraphs (i), (j) and (k) of this Article, the Board shall instruct the Auditor for the time being of the Company (or at the discretion of the Auditor, a person nominated by the President for the time being of the institute of Chartered Accountants in Scotland to certify in writing the sum which in his opinion represents the fair value of the shares comprised in the deemed transfer notice and for the purpose of this Article reference to the Auditor shall include any person so nominated. The cost of such valuation shall be apportioned among the transferor and the purchasing members or by any one or more of them as the Auditor in his absolute discretion shall decide. In certifying fair value as aforesaid the Auditor shall be considered to be acting as an expert and not as an arbitrator or arbiter and accordingly any provisions of law or statute relating to arbitration shall not apply and for the purpose of this Article the fair value of each share comprised in the deemed transfer notice shall be the value of the issued share capital of the Company (excluding any shares which are not relevant shares within the meaning of the Act Section 94(5)) as certified by the Auditor divided by the number of shares for the time being of the Company in issue. Upon receipt of the certificate of the Auditor, the Company shall by notice in writing inform all members of the fair value of each share and of the price per share at which the shares comprised in the deemed transfer notice are offered for sale.

     (f) If purchasing Members shall be found for all the shares comprised in the transfer notice within the appropriate period specified in paragraph (d) above, the Company shall not later than seven days after the expiry of such appropriate period give notice in writing (hereinafter called "the sale notice") to the proposing transferor specifying the purchasing Members and the proposing transferor shall be bound upon payment of the price due in respect of all the shares comprised in the transfer notice to transfer the shares to the purchasing Members.

     (g) If in any case the proposing transferor after having become bound as aforesaid makes default in transferring any shares the Company may receive the purchase money on his behalf, and may authorise some person to execute a transfer of such

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

          shares in favour of the purchasing Member. The receipt of the Company for the purchase money shall be a good discharge to the purchasing Member. The Company shall pay the purchase money into a separate bank account.

     (h) If the Company shall not give a sale notice to the proposing transferor within the time specified in paragraph (f) above, he shall, during the period of thirty days next following the expiry of the time so specified, be at liberty subject to Article 7 to transfer all or any of the shares comprised in the transfer notice to any person or persons at a price being not less than the price at which the shares were offered for sale to the other members.

     (i) In any case where any shares are held be the trustee or trustees of a trust following a transfer or transfers made pursuant to sub-paragraph
          (ii) of paragraph (a) above and it shall come to the notice of the Board that not all the persons beneficially interested under the trust are members of the family (as hereinbefore defined) of the Member by whom the trust was created, the Board may at may time within twenty-eight days thereafter resolve that such trustee or trustees do transfer such shares and such trustee or trustees shall thereupon be deemed to have served a transfer notice comprising such shares pursuant to paragraph (a) above and to have specified therein the fair value to be certified in accordance with paragraph (c) above and the provisions of this Article shall take effect accordingly. Notice of such resolution shall forthwith be given to such trustee or trustees.

     (j) If a Member also being an employee (but for the avoidance of doubt not a Director) of the Company shall leave the employment of the Company at any time and for whatever reason he shall be bound forthwith to give to the Company a transfer notice in respect of all the shares held by him and in default of such a transfer notice being given within twenty-eight days of the termination of employment the Member shall be deemed to have given such notice at the expiration of the said period of twenty-eight days. All the foregoing provisions of this
          Article 8 in relation to a transfer notice and the procedure to be adopted following the service of such a notice shall apply mutatis mutandis to a notice given pursuant to this paragraph.

     (k) The provisions of paragraphs (c) to (j) inclusive of this Article 8 shall apply mutatis mutandis to any transfer of the beneficial interest in any share as they apply to the registered interest therein.

     (l) The provisions of Clauses 30 and 31 of Table A shall be modified and/or excluded as appropriate by the provisions of this Article 8.

9. Notwithstanding the provisions of Article 8(a) the Directors may decline to register any transfer:-

     (1) of any share on which the Company has a lien;

     (2) of any share not being a fully paid share.

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

                 PROCEEDINGS AT GENERAL MEETINGS AND RESOLUTIONS

10. (a) A notice convening a General Meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and Clause 38 in Table A shall be modified accordingly.

          All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and Auditors, and the appointment of, and the fixing of the remuneration of, the Auditors.

     (b) Every notice convening a General Meeting shall comply with the provisions of Section 372(2) of the Act as to giving information to Members in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditors for the time being of the Company.

11. (a) Clause 40 in Table A shall be read and construed as if the words "at the time when the Meeting proceeds to business" were added at the end of the first sentence.

     (b) If a quorum is not present within half an hour from the time appointed for a General Meeting the General Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine; and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed therefor such adjourned General Meeting shall be dissolved.

12. At any General Meeting a Resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, or by any Member present in person or by proxy and entitled to vote. Unless a poll be so demanded the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such Resolution. The demand for a poll may be withdrawn.

                                     VOTING

13. Subject to any special rights or restrictions as to voting attached to any Shares by or in accordance with the Articles, on a show of hands every Member who (being an individual) is present in person or (being a corporation) is present by a representative not being himself a Member, shall have one vote, and on a poll every Member who is present in person or by proxy or (being a corporation) is present by a representative or by proxy shall (except as hereinafter provided) have one vote for every (pound)1 in nominal amount of Shares in the Capital of the Company of which he is the holder. The CCPRP Ordinary Share and the Preference Shares shall entitle the respective holders thereof to receive notice of all General Meetings but except as aftermentioned shall not entitle the holders to attend or vote at any General Meeting. The Preference Shares shall, however, entitle the Preference Shareholders to vote (if a majority of the Preference Shareholders elect they shall be entitled to vote) if:-

     (a) At the date of the notice or requisition to convene the Meeting any Cumulative Dividend on the Preference Shares is one month in arrear and has not been either wholly or temporarily waived in writing by the holders of all the Preference Shares and so that for this purpose such Dividend shall be deemed to be payable half-yearly on the 30 September and 31 March in every year; or

     (b) the Company shall have failed to redeem any of the Preference Shares in accordance with the Articles and the holders of all the Preference Shares have not agreed in writing to the deferral of the redemption.

                            APPOINTMENT OF DIRECTORS

14.  The number of Directors shall at no time exceed a maximum of four.

15.  The Directors shall not be required to retire by rotation.

16. A director shall not be required to hold any Shares of the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at all General Meetings of the Company or of any class of Members of the Company.

17. (a) No person shall be appointed a Director at any General Meeting unless either:-

          (i)    he is recommended by the Directors; or

          (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the General Meeting, notice executed by a Member qualified to vote at the General Meeting has been given to the Company of the intention to propose that person for appointment, together with notice executed by that person of his willingness to be appointed.

     (b) Subject to paragraph (a) above, the Company may by Ordinary Resolution in General Meeting appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

     (c) The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

                               ALTERNATE DIRECTORS

18. (a) An alternate Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointer as such appointer may by

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

          notice in writing to the Company from time to time direct, and the first sentence of Clause 66 in Table A shall be modified accordingly.

     (b) A Director, or any such other person as is mentioned in Clause 65 of Table A, may act as an alternate Director to represent more than one Director, and an alternate Director shall be entitled at any meeting of the Directors or of any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

                            REMUNERATION OF DIRECTORS

19. The remuneration of the Directors shall from time to time be determined by the Board of Directors. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings of the Company or in connection with the business of the Company.

                            PROCEEDINGS OF DIRECTORS

20. Subject to the provisions of Article 22 hereof, the quorum necessary for the transaction of business of the Directors shall be two.

21. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below two, the continuing Director may act for the purpose of increasing the number of Directors to two, or of summoning a general meeting of the Company, but for no other purpose.

                                BORROWING POWERS

22. The Directors may exercise all the powers of the Company to borrow money without limits to amount and upon such terms and in such manner as they think fit and to grant any mortgage or charge (either fixed or floating) over the undertaking, property and uncalled capital or any part thereof of the Company, and subject to Section 80 of the Act, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                         POWERS AND DUTIES OF DIRECTORS

23. A director who is in any way whether directly or indirectly interested in a contract or proposed contract, transaction or arrangement with the Company shall declare the nature of his interest at a Meeting of the Directors in accordance with Section 317 of the Act. Subject to such disclosure, a Director may vote in respect of any contract or proposed contract, transaction or arrangement in which he is interested and if he does so vote, his vote shall be counted and he may be counted in ascertaining whether a quorum is present at any Meeting at which any such contract or proposed contract, transaction or arrangement shall come before the Directors for consideration and may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him

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

     therefrom. A Director may hold any other office or place of profit under the Company other than that of Auditor on such terms as to remuneration and otherwise as the Directors may determine. Clauses 85 and 86 of Table A shall not apply to the Company.

24. The Directors shall cause Minutes to be made in books provided for the purpose:-

     (a)  of all appointments of officers made by the Directors;

     (b) of the name of Directors present at each Meeting of the Directors and of any Committee of the Directors;

     (c) of all Resolutions and proceedings at all Meetings of the Company and of the Directors and of Committees of Directors.

     The Directors may dispense with the keeping of attendance books for Meetings of the Directors or Committees of the Directors.

25.  The office of a Director shall be vacated if the Director:-

     (a) becomes bankrupt or insolvent or suspends payment or compounds with his creditors;

     (b)  becomes of unsound mind;

     (c)  by notice in writing to the Company resigns his office;

     (d) is prohibited by law from being a Director or ceases to be a Director by virtue of the Act;

     (e) shall for more than six months have been absent without permission of the Directors from Meetings of the Directors held during that period and the Directors resolve that his office be vacated.

                               EXECUTIVE DIRECTORS

26. The Directors may from time to time appoint one or more of their number to an executive office (including that of Managing Director, Deputy or Assistant Managing Director or any other salaried office) for such period and on such terms as they shall think fit and, subject to the terms of any Agreement entered into in any particular case, may revoke such appointment. Subject to the terms of any such Agreement, the appointment of any Director to executive office shall be ipso facto determined if he ceases from any cause to be a Director. Any Director appointed to executive office shall receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the Directors may determine.

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                                    INDEMNITY

27. Every Director or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.

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